Press Release

For More Information:
Erin Payne, Director of Public Relations

Great Wolf Resorts, Inc. 1.608.661.4775	-or-

Jennifer Beranek, Public Relations Coordinator
Great Wolf Resorts, Inc.
608.661.4754

GREAT WOLF RESORTS NAMES KIMBERLY SCHAEFER

CHIEF OPERATING OFFICER

MADISON, WIS. – March 15, 2005 – Great Wolf Resorts, Inc. (NASDAQ:WOLF), the nation’s largest owner, operator and developer of drive-to family resorts featuring indoor waterparks and other family-oriented entertainment activities, today announced that Kimberly K. Schaefer has been promoted to chief operating officer of the company. She previously was the company’s chief brand officer. In her new role, Schaefer will oversee all aspects of the company’s resort operations, including brand development and marketing. She will report to John Emery, chief executive officer.

Additionally, the company announced that Craig Stark, president, and Eric Lund, executive vice president of sales & marketing, have resigned, effective March 31, 2005, to pursue other interests.

“I’m thrilled to announce Kim’s promotion to chief operating officer,” said Emery. “Kim brings to the position her extensive experience in growing our Great Wolf Lodge and Blue Harbor Resort brands. In her new position, Kim will provide strategic operating and brand experience as well as inspirational leadership to this role that we believe will help drive our growth.”

“Kim Schaefer and Craig Stark have worked closely together for 12 years,” continued Emery. “I’m confident Kim will continue the commitment to a high-quality guest experience that Craig has established for our company.”

“I have enjoyed a strong, 10-year partnership with Craig, Eric and Kim,” said Bruce Neviaser, chairman of the board. “They have all been important to the success the company has enjoyed to this point. With the recent completion of our initial public offering, Kim Schaefer and John Emery are poised to move forward and continue the growth of Great Wolf Resorts.”

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Ms. Schaefer joined the predecessor to Great Wolf Resorts in 1995 as senior vice president of operations. She has nearly 20 years of hospitality operating and finance experience and holds a degree in accounting from Edgewood College in Madison, Wisconsin. Ms. Schaefer is also involved with charitable work and sits on the advisory board for Edgewood College Business School.

This press release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding Great Wolf Resorts’ future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Great Wolf Resorts, Inc. and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s ability to control or predict. Such factors include, but are not limited to, the company’s ability to develop new resorts or further develop existing resorts on a timely or cost efficient basis, competition in its markets, the company’s ability to manage growth, potential accidents or injuries at its resorts, its ability to achieve or sustain profitability, changes in family vacation patterns and consumer spending habits, downturns in its industry segment and extreme weather conditions, the company’s ability to attract a significant number of guests from its target markets, increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the company’s insurance coverage, and the company’s ability to protect its intellectual property and the value of its brands.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Great Wolf Resorts or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

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